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                                                                  Exhibit 23.2

                          Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 9, 2004, with respect to the consolidated financial statements of SSS Holdings Corporation Limited included in the Registration Statement (Form S-1) and related Prospectus of Kanbay International, Inc. for the registration of shares of its common stock.


                                     /s/ Ernst & Young LLP


Ernst & Young LLP
Liverpool, United Kingdom
May 10, 2004